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                  PROXY FOR SPECIAL MEETING OF STOCKHOLDERS OF

                           UNION BANK & TRUST COMPANY
                              MONTGOMERY, ALABAMA

     SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for use at the Special Meeting of Stockholders of Union Bank & Trust Company.


     The undersigned stockholder of Union Bank & Trust Company ("Union") hereby constitutes and appoints Robbins Taylor, Robert C. Baird, Jr. and Robert E. Kelly, and each of them, the true and lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to act and vote at the Special Meeting of Stockholders to be held on December 30, 1994, at 10:00 a.m., at Union's main office, 60 Commerce Street, Montgomery, Alabama 36104, and at any adjournment or adjournments thereof:



    FOR  / /           AGAINST  / /           ABSTAIN  / /



     1. The approval of an Amended and Restated Agreement and Plan of Reorganization, dated as of July 8, 1994, as amended and restated as of August 22, August 31 and September 27, 1994, which includes a related Amended and Restated Plan of Merger and an Escrow Trust Agreement, and which provides, among other things, for the merger of Union with and into a wholly owned subsidiary of Regions Financial Corporation on and subject to the terms and conditions contained therein and the appointment of the Stockholder Representative Committee; and


     2. In their discretion, to act and vote upon such other business as may come before the meeting or any adjournment or adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.


     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders dated November 30, 1994, and the Proxy
Statement/Prospectus and accompanying documents forwarded therewith and ratifies all lawful action taken by the above-named attorneys and proxies.


                                             Date:
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                                                  Signature of Stockholder

     PLEASE SIGN NAME EXACTLY AS IT APPEARS ON THIS FORM. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OFFICER OF A CORPORATION, PLEASE GIVE YOUR FULL TITLE AS SUCH. FOR JOINT ACCOUNTS EACH JOINT OWNER SHOULD SIGN.